SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of
the Securities Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ X ]	Preliminary Proxy Statement
[   ]	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e) (2)
[   ]	Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Section 240.14a-12

	CROGHAN BANCSHARES, INC.
-----------------------------------------------------------------------------
	(Name of Registrant as Specified in Its Charter)
	   NATHAN G. DANZIGER
-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box) :
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
	(1) Title of each class of securities to which transaction applies:
	N/A
	___________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
	N/A
	____________________________________________________________
(3)  	Per unit price or other underlying value of transaction computed
	pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :
	N/A
	____________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
	N/A
	____________________________________________________________

(5)	Total fee paid:
	N/A
	____________________________________________________________
PAGE 1


				DANZIGER
			300 Garrison Street
			Fremont, Ohio 43420
			    419-332-4201



			   April 1, 2004

Dear Fellow Stockholder:

Notwithstanding the negative comments Croghan Bancshares, Inc., (Croghan) has made about the Danziger family and me in their proxy statement, and the major fear of some shareholders of being identified by the Directors and Management as having voted against them, my Shareholder proposal last year did receive just under 20% of the votes cast, a substantial minority! Additionally, last year, ISS (Institutional Shareholders Services, the widely respected and quoted evaluator of shareholders matters) recommended to their clients a vote for my shareholders proposal, and the same proposal appears this year as Proposal Number 2 on the Proxy Card.

I solicit your vote in favor of electing me to the Board of Directors of Croghan for several reasons including, but not limited to: 1) disappointment with the financial performance and stock price of Croghan compared to Croghans peers; 2) the systematic reduction in the percent of loans set aside for the loan loss reserve; and 3) the termination of 10% of Croghans employees in November 2001. I am also offended at the Boards failure to implement a Nominating Committee for candidates for Director positions. I call your attention to the Croghan Performance Section of my Proxy Statement for a full discussion of the foregoing. I urge you not to be afraid of seeking independent advice from your Financial Advisor or Broker as to the reason for Croghans undervalued stock compared to its peers.
PAGE 2

As my proxy statement indicates, I am soliciting proxies to elect, among others, myself as a Director of Croghan Bancshares at the election at the 2004 Annual Meeting of Stockholders. If I am elected, I will encourage the Board of Directors to take measures designed to improve stockholders value. I advocate strategies such as: 1) a dutch-auction stock repurchase of 5% of common shares, at $48.00 per share; 2) the introduction of more efficient business processes; and 3) the accretive acquisition of one of the smaller local banks. Also, I advocate an election from the Directors of a Chairman of the Board as well as an independent nominating committee for the Board of Directors at Croghan so that you may have a choice of nominees for the Board of Directors rather than having the same old faces represented. I feel these measures if implemented properly should result in enhanced stockholder value and once again, I call your attention to the Croghan Performance Section of my Proxy Statement.

After you have read my proxy statement, please sign the enclosed Blue proxy card and return it to me as soon as possible in the enclosed self-addressed, postage pre-paid envelope. If you hold your shares through a broker or a trust company, please call the person responsible for your account as soon as possible and ask him or her to vote the Blue proxy card and not to vote the white proxy card received from Croghan.

You also will receive a separate proxy statement and white proxy card from the Board of Directors of Croghan as you have in the past. I encourage you to sign and return only my enclosed Blue proxy card. If you do sign, date and return the Blue proxy card to me and if you then later sign and return a white proxy card to Croghan, only the later dated proxy will be counted. Similarly, if you sign and return a white proxy card to Croghan and if you later sign, date and return my enclosed Blue proxy card to me, only the later dated Blue proxy will be counted.

Thank you in advance for your support. If you have any pro or con comments, questions, need further assistance or want to discuss my views regarding Croghan, please do not hesitate to call me in Fremont at 419-332-4201 or at 419-407-8601.


Sincerely,



NATHAN G. DANZIGER
PAGE 3

				 PROXY STATEMENT
			   	       OF
				NATHAN G. DANZIGER

			   	   300 Garrison
	     	     	        Fremont, OH 43420
				   419-332-4201

SOLICITATION OF PROXIES IN OPPOSITION TO PROXIES TO BE SOLICITED
BY THE BOARD OF DIRECTORS OF CROGHAN BANCSHARES, INC.

INTRODUCTION

My name is NATHAN G. DANZIGER. I own 2889 shares of Croghan Bancshares, Inc. (Croghan). I have been a shareholder since 1948.

I am sending this Proxy Statement and the enclosed BLUE PROXY card to the stockholders of common stock of Croghan in connection with my solicitation of proxies to be voted at the Croghan 2004 Annual Meeting of Stockholders of Croghan and if Directors are not elected at the next Annual Meeting, then also the next Meeting of Stockholders at which Directors are elected, and at any and all adjournments of those meetings (individually and collectively, the Stockholders Meeting).

The Croghan Board of Directors has advised stockholders in their most recent proxy, filed with the Securities and Exchange Commission on February 21, 2004, that the next shareholders meeting will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday May 11th, 2004, at 1:00 PM, local time. I am soliciting proxies for use at the Stockholders Meeting 1) to vote in favor of my election to the Board of Directors of Croghan; 2) to vote for certain other nominees and shareholder proposals set forth in Croghans proxy statement; and 3) to vote in my discretion on such other matter that may properly be presented at the Stockholders Meeting. The result of my
Proxy Vote for the Shareholder Proposals would be to positively enhance Director responsibility by 1) causing Directors to run for election each year rather than every third year; 2) cause Directors to implement a performance based Senior Executive Compensation System; and 3)cause Directors to elect an independent Chairman of the Board. I do not believe my Proxy Vote for the shareholders Proposals would result in any negative consequences.
PAGE 4

You should receive two different proxy statements, each with its own accompanying form of proxy, in connection with the Stockholders Meeting this year. You are receiving this Proxy Statement and the enclosed BLUE PROXY card from me. You should also receive a separate proxy statement and white proxy card from the Board of Directors of Croghan, similar to the way you received these materials in prior years. These two proxy statements will be very different because both the Board of Directors of Croghan and I will be attempting to obtain authority from you to vote your shares at the Stockholders Meeting in accordance with our respective recommendations. Even if you plan to attend the Stockholders Meeting, I encourage you to sign and return only the enclosed BLUE PROXY card and not the white proxy card which you may receive from Croghan. Any BLUE PROXY card that you sign and return to me will be voted only in accordance with your instructions. Please refer to Croghans proxy statement for a full description of management and shareholder proposals, the securities ownership of Croghan, the share vote required to ratify each proposal, information about the Croghans Officers and Directors, including compensation, and the date by which Stockholders must submit proposals for inclusion at the Next Annual Meeting.

Only one proxy of yours will be counted and used at the Stockholders Meeting. If you sign, date and mail a BLUE PROXY card to me and if you later sign and return a white proxy card to Croghan, the blue proxy card will not be counted when the votes are tabulated. I strongly urge you not to return any white proxy card sent to you by the Board of Directors of Croghan;
vote and return only the BLUE PROXY to me.
PAGE 5

	REASONS WHY I AM SOLICITING PROXIES

I decided to seek positions on the Board of Directors in an effort to encourage the Board to take the following actions:

	improve the financial performance of Croghan;
	enhance shareholder value at Croghan.

As a stockholder of Croghan, I am very interested in the success of our company and in doing what is best for all Croghan stockholders. I believe that the current Directors are not directing Croghan in a manner that is maximizing Croghans financial performance or enhancing the value of Croghans common stock. My belief is supported by the facts; in comparison to Croghans peers, consider for yourself Croghans stock price. In fact, dont take my word but ask your own independent financial advisor or independent Investment Broker. The Board of Directors must be held accountable for Croghans performance below that of its peers.

	CROGHANS PERFORMANCE - LOOK AT THE FACTS

The price at which Croghans stock is trading is the stockmarkets evaluation of Croghans performance; not my evaluation but what a willing purchaser would pay you for your Croghan shares. As of February 4th, 2004, at $34.85 per share, this is how the stockmarket evaluates Croghans performance compared to some of its local peers:

Name			Symbol    Town	      2/04/04 Market Price/
                                                   Book Value
Croghan Bancshares	(CHCH)    Fremont, Ohio       1.45

First Citizens Bank	(FCZA)    Sandusky            1.98
	   			  (27 miles away)

Lorain National Bank	(LNBB)    Lorain	      2.03
  				  (57 miles away)

Source: Company Reports to SEC and NASD Settlement prices for 2/04/04

PAGE 6
If Croghan was valued at 2 times book value, your share price would trade at $48.00 per share. Ask yourself why Croghans shares are not valued that high? And please remember Croghan purchased for cash at 2.0 times book value The Union Bank of Bellevue in 1996. It is apparent to me the stock market does not value Croghans performance as high as its peers nor even as high a value as your Directors paid for the Union Bank. Croghans performance lags its peers and the current Board of Directors acquiesces to this non-performance.

Certain members of management are eligible to participate in Croghans Executive Supplemental Retirement Plan. Who are the participants and what is the dollar cost to shareholders? Why isnt the amount of cost for each of the chosen six (6) participants set forth Croghans proxy material or Annual Report? And members of management and the individual Directors are eligible to participate in the new Stock Option and Incentive Plan. You should ask as I do, who are the participants and what dilution of shareholders book value will result?

If I am elected, I will immediately recommend that the Board hire a consultant or other advisor group which specialize in financial institutions to make recommendations to the Board regarding specific measures designed to improve earnings and performance at Croghan. I cannot be more specific as to measures other than to say Croghans share price means it is not performing as well as its peers. I have asked, as a Stockholder, to see the books and records as long ago as February 2001. Croghan has refused and my family and I brought suit. The suit is more fully explained later in the section titled Information About Nathan G. Danziger. Suffice to ask the question,
What dont the Directors want me to see?

I plan to evaluate and recommend specific alternatives for enhancing stockholder value after I have been elected to the Board of Directors of Croghan and have had an opportunity to review the books and records of Croghan as well as the recommendations of the consultant. These measures and alternatives, if implemented, should result in enhanced stockholder value and, hopefully, an increase in Croghans stock price. At a minimum I will work to:
PAGE 7

replace the ongoing 5% share repurchase program with a dutch auction stock repurchase of 5% of common shares (equal to 95,000 common shares of 1,900,902 outstanding on December 31, 2002) at $48.00 per share (remember Croghan paid the Shareholders of Union Bank in 1996 two (2) times book value and two (2) times Croghans December 31, 2003 book value of $23.94 would be $47.88).

introdcue of some efficient business processes such as closing real estate loans with Title Companies rather than Attorneys to save costs.

explore an accretive acquisition of one of the smaller local banks, such as the Exchange Bank of Luckey, the Oak Harbor National Bank, the Genoa Bank or others.

grow assets to enhance the employment of prospects of Croghans employees rather than the present stagnation of asset growth and employee terminations.

implement an Independent Board Nominating Committee to eliminate the old way of Director nominee selection and to enhance the independence of the Board from Management as to selection of Director Nominees.

Finally, as a Director I would not accept the record earnings as real as when, as I believe, they come mostly from a systematic reduction in the percent of loans set aside for the loan-loss reserve and one-time savings from the termination of 10% of employees in November 2001.

I believe that I can serve the best interest of the stockholders of Croghan, but I need your support.
PAGE 8

ELECTION OF DIRECTORS OF CROGHAN

The Code of Regulations of Croghan that are on file with the State of Ohio provide that the Board of Directors of Croghan will consist of Directors divided into three classes as nearly as equal in number as possible. The Directors of each class are elected to serve for a term expiring at the third succeeding Annual Meeting of Stockholders and until their successors have been elected and qualified. One class is to be elected annually by the stockholders of Croghan. A class of four Directors should be elected at the Stockholders Meetings for a term expiring at the Annual Meeting of Stockholders in the year 2007. I am soliciting proxies to myself as successor for one of the expiring 2004 Directors term.

The Code of Regulations of Croghan provide that each share of common stock is entitled to one vote. The four nominees who receive the highest number of votes will be elected as Directors. I intend to vote for myself as Director for a term which will expire in 2007.
I also intend to also vote for three (3) persons who have been nominated by Croghan to serve as Directors other than the nominee noted just below. You should refer to Croghans Proxy Statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and the information concerning Croghans nominees.
I AM NOT SEEKING THE AUTHORITY TO VOTE FOR AND WILL NOT EXERCISE
ANY AUTHORITY FOR ALLAN E. MEHLOW, one of Croghans four (4) nominees. There is no assurance that any of Croghans nominees will serve if elected with me; and if those nominees will not serve, the Board will continue on as usual with the remaining eight (8) Directors plus me.

Only your latest dated proxy will be counted at the Stockholder Meeting. If you choose to vote by proxy for me by using the enclosed BLUE PROXY, you may NOT use the proxy card provided by Croghan to vote for any other nominees. In addition you CANNOT use the proxy card provided by the Board of Directors of Croghan to vote for me.

I have agreed to serve as Director of Croghan if elected, and if elected I will act in a manner that I respectfully believe will be in the best interest of Croghans stockholders. I believe that immediate action must be taken to improve Croghans financial performance and stock price. Unless you instruct me otherwise, I will vote the BLUE PROXIES received by me for my election as Director of Croghan.
PAGE 9

INFORMATION ABOUT NATHAN G. DANZIGER

The following table shows the number and percentage of the outstanding shares of common stock of Croghan owned directly of record by Nominee NATHAN G. DANZIGER for election as Director:

Name                    Number        		 Percentage (1)

NATHAN G. DANZIGER	2889			.15

(1) Based upon 1,900,902 outstanding shares of common stock of Croghan, for the quarter ended December 31, 2002.

My principal occupation is Insurance and Financial Representative associated with Northwestern Mutual Insurance Companys Agency in Toledo, Ohio. I hold the Insurance professional designations of Chartered Life Underwriter (CLU) and Chartered Financial Consultant
(CHFC). Also co-owner with Samuel R. Danziger of three parcels of commercial/ multi-family real estate in Fremont, Ohio, one of which is security for a loan from Croghan. Graduated from the University of Pennsylvania with a B.S. in Economics, is 64 years old and resides at 3014 Pembroke Road, Ottawa Hills, Ohio 43606.

I am not nor within the past year i) have not been a party to any contract, arrangement or understanding with any person with respect to any securities of Croghan, (ii) do not nor during the past two years have not had, a direct or indirect interest in any transaction or series of similar transactions to which Croghan, or any of its subsidiaries, was or is to be a party, except as co-owner I have one long standing real estate loan with Croghan secured by one parcel of commercial real estate,
(iii) do not have any arrangement or understanding with any person with respect to any future transactions to which Croghan or any of its affiliates will or may be a party, or (iv) do not have any arrangement or understanding with any person with respect to future employment by Croghan or its affiliates.
PAGE 10

As to Jared E. Danziger and Samuel R. Danziger, 1) Jared E. Danziger is my nephew and Samuel R. Danziger is my brother and
2) Jared E. Danziger, Nathan G. Danziger and Samuel R. Danziger are Pro Se Petitioners in a shareholders direct suit against Croghan which commenced in 2001 when Petitioners attempted to exercise their shareholder right to inspect the books and records of both Bancshares and Bank. After suit was filed Bancshares acquiesced as to Bancshares but not as to Banks books and records; the Sandusky County Ohio Common Pleas
Court and the Sixth District Court of Appeals held in favor of respondent-apelee Bancshares; the Ohio Supreme granted Danzigers petition for discretionary review (Danziger v.
Luse Ohio SC 2002-1880) and oral argument was held before the Ohio Supreme Court in Columbus, Ohio on October 7,
2003. A final decision is expected sometime in 2004.

I do not have any arrangement or understanding with any other person according to which I will be nominated as a Director of Croghan. I do not have any interest in the matters to be voted upon at the Stockholders Meeting other than my interest as a stockholder of Croghan.

I estimate that my total expenditures relating to my solicitation of proxies will be approximately $950.00 (including, but not limited to, costs related to my printing and other costs incidental to the solicitation). My expenditures to date relating to this solicitation have been approximately $100.00.
If I am elected as Director I do not intend to seek reimbursement of these expenses from Croghan.

During the past year I have neither purchased nor sold shares of Croghan.

Nathan G. Danzigers wife, Nancy K. Danziger whose address also is 3014 Pembroke Road, Ottawa Hills, Ohio 43606 directly owns 1758 shares of common stock of Croghan. Nathan G. Danziger disclaims any beneficial or voting interest in the 1758 shares owned by Nancy K. Danziger.
PAGE 11

CERTAIN INFORMATION ABOUT CROGHAN

Based upon Croghans report on Form 8-K filed with the SEC for the quarter ended December 31, 2003 there were shares 1,897.640 of common stock, $12.50 par value per share, of Croghan outstanding as of the close of business on December 31, 2003. Under Croghans Articles of Incorporation, each share of common stock is entitled to one vote on each matter to be considered at the Stockholders Meeting. The address of Croghans principal office is 323 Croghan Street, Fremont, Ohio 43420.

DATE, TIME AND PLACE OF CROGHAN STOCKHOLDERS MEETING

According to the Code of Regulations of Croghan currently on file, the Stockholders Meeting will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420 on Tuesday, May 11, 2004 at 1:00 PM. Notice of time and location of such Meeting has been sent to you by Croghan. The record date for stockholders entitled to notice of and to vote at the Stockholder Meeting and any adjournment thereof was at the close of business on March 12, 2004.

OTHER MATTERS

I will vote your shares of Croghan common stock represented by properly executed BLUE PROXIES in the manner which you direct.
If no specific direction is given, I will vote the BLUE PROXIES for my election to the Board of Directors of Croghan and as the proxy indicated as to shareholder proposals. If other matters are properly presented at the Stockholders Meeting, the BLUE PROXIES will grant me the authority to vote such proxies in my discretion on such matters and I intend to vote in accordance with my best judgment on such matters.

Blue proxies marked as abstentions, broker non-votes or as withholding authority to vote for me as Directors will be treated as shares present for purpose of determining whether a quorum for the Stockholders Meeting is present but will not be counted as votes cast for me.
PAGE 11

Please refer to Croghan proxy statement relating to the Stockholders Meeting that may be sent to all stockholders with respect to information concerning (i) beneficial ownership by management of Croghans securities, (ii) beneficial owners of 5% or more of Croghans securities, (iii) classes of Croghan
Board of Directors, (iv) meetings of Croghan Board of Directors and all committees thereof, (v) certain information regarding the existing directors as well as managements nominees to serve as directors of Croghan, (vi) compensation and remuneration paid and payable to Croghan Directors and management, (vii) the date by which stockholder must submit proposals to Croghan for inclusion in Croghans next Annual Meeting proxy statement, and (viii) other matters required by law to be disclosed. I have no independent knowledge as to the accuracy or completeness of the proxy statement that Croghans Board of Directors may send to you in connection with the Stockholders Meeting.

The expense of preparing and mailing this Proxy Statement and my other soliciting material, as well as my cost of soliciting proxies, will be borne by me. In addition to the use of the mails, proxies may be solicited by me, by my agents or by my employees by the use of the telephone and by in-person meetings. I also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward my solicitation materials to the beneficial owners of common stock of Croghan held by such institutions or persons and I will reimburse such institutions and persons for their reasonable costs of forwarding such material.

Once the Board of Directors has established the agenda for the Stockholders Meeting, I may send additional information to you regarding the meeting. If you buy or sell shares of Croghan common stock between the date of this Proxy Statement and the record date for the Stockholders Meeting, then you may have to complete and sign a new BLUE PROXY.

IMPORTANT - Please sign and date only the enclosed BLUE PROXY and mail it as soon as possible in the self-addressed postage-paid envelope provided. When you receive a white proxy card from Croghan relating to the Stockholders Meeting, please do not sign or return it to Croghan. If you do so, it may revoke any proxy that you return to me. If you want to revoke any proxy you have given to me, you may do so by signing and returning a new proxy (dated subsequent to any previous proxy), by attending the Stockholders Meeting and voting in person or by sending me a written letter of revocation of your proxy at the address shown on page 1 of this Proxy Statement.
PAGE 12

IMPORTANT - Your vote is important. No matter how many or how few shares you own, please vote for my election as Director of Croghan by signing, dating and mailing the enclosed BLUE PROXY as soon as possible. Please also indicate on the BLUE PROXY your vote for these shareholders proposals and for the appointment of the independent auditors recommended by Croghans Directors.

Please sign and mail only the enclosed BLUE PROXY if you wish to vote in accordance with my recommendations. Do not sign any white proxy card that you may receive from the Board of Directors of Croghan.

You must sign your BLUE PROXY exactly as your name appears on your stock certificate of Croghan. If you own your stock jointly, both owners must sign the BLUE PROXY.

STREET NAME STOCKHOLDERS: If your shares of common stock are held in the name of your broker, bank or other nominee, you must to contact your broker, bank or nominee and give them instructions as to the voting of your stock. Your broker or bank cannot vote your shares without receiving your instructions. Please contact the person responsible for your account and instruct them to execute a BLUE PROXY as soon as possible. You should also return your proxy card to your broker or bank as soon as you receive it.

The proxies that I am soliciting will be valid only at the 2004
Annual Stockholders Meeting. The proxies will not be used for any other meeting and may be revoked at any time before they are exercised.

If you have any questions or need further assistance, please do not hesitate to contact me at (419) 332-4201 (or 419-407-8601).

The date of this Proxy Statement is April 1 , 2004.
PAGE 12

PROXY	FRONT

PROXY SOLICITED ON BEHALF OF NATHAN G. DANZIGER,
FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF CROGHAN
BANCSHARES, INC., OR, IF, DIRECTORS ARE NOT ELECTED AT THAT
MEETING, THEN AT THE NEXT MEETING OF STOCKHOLDERS AT WHICH
DIRECTORS ARE ELECTED

The undersigned hereby appoint(s) NATHAN G. DANZIGER as proxy, with full power to appoint his substitute, to represent and to vote as indicated below, all shares of common stock of Croghan Bancshares, Inc. (Croghan) which the undersigned is entitled to vote at the May 11, 2004 Annual Meeting of Stockholders of Croghan or, if Directors are not elected at that meeting, then at the next Meeting of Stockholders at which Directors are elected, and at any and all postponements or adjustments thereof (the Stockholders Meeting), upon the following matters.

1.	Election of Directors.

[   ]  FOR the election of  nominee NATHAN G. DANZIGER.

[   ]  WITHHOLD AUTHORITY to vote for the election of  nominee listed above.

Nathan G. Danziger intends to use this proxy to vote for himself and three (3) persons who have been nominated by Croghan to serve as Directors other than the Nominee noted below. You should refer to the Croghan proxy statement and form of proxy distributed by Croghan for the names, backgrounds, qualifications and other information concerning the Croghan Nominees. Nathan G. Danziger is NOT seeking authority to vote for and will NOT exercise any authority for Allan E. Mehlow,  one of the Croghans four (4) Nominees.
There is no assurance that any of the Croghan Nominees will serve if elected with Nathan G. Danziger; and if those nominees will not serve, the Board will continue as usual with the remaining eight
(8) Directors plus Nathan G. Danziger. You may withhold authority to vote for an additional Nominee, by writing the name of the Croghan Nominee in the following space below.

2. To adopt the shareholder proposal urging the Board of Directors to take the steps necessary to declassify the Board.

Nathan G. Danziger recommends you vote FOR.

[     ] For		[    ] Against     [    ] Abstain

3. To adopt the shareholder proposal requesting the Board of Directors to take the steps necessary to establish and disclose criteria for a Senior Executive Compensation System.

Nathan G. Danziger recommends you vote FOR.

[    ] For 		[    ] Against     [     ] Abstain

4. To adopt the stockholder proposal requesting the Board of Directors to elect from them a Chairman of the Board and a Chief
Executive Officer (Preferred be two (2) different individuals).

Nathan G. Danziger recommends you vote FOR.

[    ] For      [     ] Against    [      ] Abstain

CONTINUED ON REVERSE - PLEASE SIGN ON REVERSE SIDE

PROXY BACK

5. In his discretion, Mr. Danziger, as proxy, is authorized to vote on such other matters as may properly be presented at the Stockholders Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned.

THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES RELATING TO THE STOCKHOLDERS MEETING PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO ALL SHARES OF COMMON STOCK OF CROGHAN BANCSHARES OWNED BY THE
UNDERSIGNED.

Dated: April ____, 2004.

__________________________________

(Print Name and Sign)


_____________________________________
(If held jointly - Print Name and Sign)


______________________________

(Shareholder Number)


Title, if applicable: _______________________

Please sign exactly as your name appears on the stock records of Croghan Bancshares. If there are two or more owners, both should sign this proxy. When signing as Attorney, Executor, Administrator, Trustee, Guardian or other representative capacity, please give full title as such. If owner is a corporation, please indicate full corporate name and sign by an authorized officer.
If owner is a partnership or limited liability company, please indicate the full partnership or limited liability company name and sign by an authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY.